Exhibit 8.1

LUSE GORMAN POMERENK & SCHICK

A PROFESSIONAL CORPORATION

ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 780

WASHINGTON, D.C. 20015

TELEPHONE (202) 274-2000

FACSIMILE (202) 362-2902

www.luselaw.com

September 18, 2012

Boards of Trustees and Directors

Northfield Bancorp, MHC

Northfield Bancorp, Inc. (Federal)

Northfield Bancorp, Inc. (Delaware)

Northfield Bank

Ladies and Gentlemen:

You have requested this firm’s opinion regarding the material federal income tax consequences that will result from the conversion of Northfield Bancorp, MHC, a federal mutual holding company (the “Mutual Holding Company”) into the capital stock form of organization (the “Conversion”) pursuant to the Plan of Conversion and Reorganization of Northfield Bancorp, MHC dated June 6, 2012 (the “Plan”) and the integrated transactions described below.

In connection with rendering our opinion, we have made such investigations as we have deemed relevant or necessary for the purpose of this opinion. In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We have further assumed the absence of adverse facts not apparent from the face of the instruments and documents we examined and have relied upon the accuracy of the factual matters set forth in the Plan and the Registration Statement filed by Northfield Bancorp, Inc., a Delaware corporation (the “Holding Company”) with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended, and the Application for Conversion on Form AC filed by the Mutual Holding Company with the Board of Governors of the Federal Reserve System (“FRB”). In addition, we are relying on a letter from RP Financial, LC. to you, each dated June 6, 2012 stating its belief as to certain valuation matters described below. Capitalized terms used but not defined herein shall have the same meaning as set forth in the Plan. Furthermore, we assume that each of the parties to the Conversion will comply with all reporting obligations with respect to the Conversion required under the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder (the “Treasury Regulations”).

Our opinion is based upon the existing provisions of the Code, the Treasury Regulations and upon current Internal Revenue Service (“IRS”) published rulings and existing court decisions, any of which could be changed at any time. Any such changes may be retroactive and could significantly modify the statements and opinions expressed herein. Similarly, any change in the facts and assumptions stated below, upon which this opinion is based, could modify the conclusions. This opinion is as of the date hereof, and we disclaim any obligation to advise you of any change in any matter considered herein after the date hereof.

LUSE GORMAN POMERENK & SCHICK

A PROFESSIONAL CORPORATION

Boards of Directors

Northfield Bancorp, MHC

Northfield Bancorp, Inc. (Federal)

Northfield Bancorp, Inc. (Delaware)

Northfield Bank

September 18, 2012

We opine only as to the matters we expressly set forth herein, and no opinions should be inferred as to any other matters or as to the tax treatment of the transactions that we do not specifically address. We express no opinion as to other federal laws and regulations, or as to laws and regulations of other jurisdictions, or as to factual or legal matters other than as set forth herein.

For purposes of this opinion, we are relying on the representations as to factual matters provided to us by the Mutual Holding Company, Northfield Bank (the “Bank”), Northfield Bancorp, Inc., a federal mid-tier holding company (“Mid-Tier Holding Company”) and the Holding Company, as set forth in the certificates for each of those aforementioned entities and signed by authorized officers of each of the aforementioned entities, incorporated herein by reference.

DESCRIPTION OF PROPOSED TRANSACTION

Based upon our review of the documents described above, and in reliance upon such documents, we understand that the relevant facts are as follows. The Bank is a federally-chartered savings bank that was established in 1887. Northfield Bank conducts business primarily from its home office located in Staten Island, New York, its operation center located in Woodbridge, New Jersey, its 24 branch offices located in New York and New Jersey and its loan center located in New York. The Bank has been organized in the mutual holding company structure since 1995, and in the two-tiered mutual holding company structure since 2002. In 2007, the Mid-Tier Holding Company sold 19,265,316 shares of its common stock to the public, representing 43.0% of its then-outstanding shares, at $10.00 per share. The Mutual Holding Company held 24,641,684 shares and 896,061 shares were issued to Northfield Bank Foundation in connection with the initial stock offering. The Mutual Holding Company is a mutual holding company with no stockholders. The Mutual Holding Company has members (e.g., the depositors of the Bank), who are entitled upon the complete liquidation of the Mutual Holding Company to liquidation proceeds after the payment of creditors.

On March 13, 2012, the Mutual Holding Company and its subsidiaries entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and between the Mutual Holding Company, the Mid-Tier Holding Company and the Bank and Flatbush Federal Bancorp, MHC (“Flatbush MHC”), Flatbush Federal Bancorp, Inc. (“Flatbush Bancorp”) and Flatbush Federal Savings and Loan Association (“Flatbush Federal”), whereby Flatbush MHC will merge with and into the Mutual Holding Company, Flatbush Bancorp will merge with and into the Mid-Tier Holding Company and Flatbush Federal will merge with and into the Bank. For these purposes, Flatbush MHC, Flatbush Bancorp and Flatbush Federal will be referred to, collectively, as the “Flatbush entities” and the Mutual Holding Company, the Mid-Tier Holding Company and the Bank will be referred to, collectively, as the “Northfield entities.”

LUSE GORMAN POMERENK & SCHICK

A PROFESSIONAL CORPORATION

Boards of Directors

Northfield Bancorp, MHC

Northfield Bancorp, Inc. (Federal)

Northfield Bancorp, Inc. (Delaware)

Northfield Bank

September 18, 2012

Almost three months after entering into the Merger Agreement, the Board of Trustees of the Mutual Holding Company adopted the Plan providing for the conversion of the Mutual Holding Company from a federally chartered mutual holding company to the capital stock form of organization. As part of the Conversion, the Holding Company will succeed to all the rights and obligations of the Mutual Holding Company and the Mid-Tier Holding Company and will offer shares of Holding Company Common Stock to the Bank’s depositors, current stockholders of the Mid-Tier Holding Company and members of the general public in the Offering. The mergers of the Flatbush entities with and into the Northfield entities is expected to be completed before the Conversion and Offering are consummated.

Pursuant to the Plan, the Conversion will be effected as follows, in such order as is necessary to consummate the Conversion:

(1)	The Mid-Tier Holding Company will organize the Holding Company as a first-tier subsidiary chartered in Delaware.

(2)	The Mutual Holding Company will merge with and into the Mid-Tier Holding Company with the Mid-Tier Holding Company as the resulting entity (the “MHC Merger”), whereby the shares of Mid-Tier Holding Company held by the Mutual Holding Company will be cancelled and the members of the Mutual Holding Company will constructively receive liquidation interests in Mid-Tier Holding Company in exchange for their liquidation rights in the Mutual Holding Company.

(3)	Immediately after the MHC Merger, the Mid-Tier Holding Company will merge with and into the Holding Company (the “Mid-Tier Merger”), with the Holding Company as the resulting entity. As part of the Mid-Tier Merger, the liquidation interests in Mid-Tier Holding Company constructively received by the members of Mutual Holding Company will automatically, without further action on the part of the holders thereof, be exchanged for interests in the Liquidation Account and the Minority Shares will automatically, without further action on the part of the holders thereof, be converted into and become the right to receive Holding Company Common Stock based on the Exchange Ratio.

(4)	Immediately after the Mid-Tier Merger, the Holding Company will offer for sale Holding Company Common Stock in the Offering.

(5)	The Holding Company will contribute at least 50% of the net proceeds of the Offering to the Bank in constructive exchange for common stock of the Bank and the Bank Liquidation Account.

LUSE GORMAN POMERENK & SCHICK

A PROFESSIONAL CORPORATION

Boards of Directors

Northfield Bancorp, MHC

Northfield Bancorp, Inc. (Federal)

Northfield Bancorp, Inc. (Delaware)

Northfield Bank

September 18, 2012

Following the Conversion, a Liquidation Account will be maintained by the Holding Company for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with the Bank. Pursuant to Section 19 of the Plan, the Liquidation Account will be equal to the product of (a) the percentage of the outstanding shares of the common stock of the Mid-Tier Holding Company owned by the Mutual Holding Company multiplied by (b) the Mid-Tier Holding Company’s total stockholders’ equity as reflected in the latest statement of financial condition contained in the final Prospectus utilized in the Conversion plus the value of the net assets of the Mutual Holding Company as reflected in the latest statement of financial condition of the Mutual Holding Company prior to the effective date of the Conversion (excluding its ownership of Mid-Tier Holding Company common stock). The terms of the Liquidation Account and Bank Liquidation Account are described in Section 19 of the Plan.

As part of the Conversion, all of the then-outstanding shares of Mid-Tier Holding Company common stock owned by the Minority Stockholders will be converted into and become shares of Holding Company Common Stock pursuant to the Exchange Ratio that ensures that after the Conversion, Minority Stockholders will own in the aggregate the same percentage of Holding Company Common Stock as they held in Mid-Tier Holding Company common stock immediately prior to the Conversion, exclusive of Minority Stockholders’ purchases of additional shares of Holding Company Common Stock in the Offering and receipt of cash in lieu of fractional shares. As part of the Conversion, additional shares of Holding Company Common Stock will be offered for sale on a priority basis to depositors and eligible borrowers of the Bank, to current shareholders of the Mid-Tier Holding Company and to members of the public in the Offering.

As a result of the Conversion and Offering, the Holding Company will be a publicly-held corporation, will register the Holding Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will become subject to the rules and regulations thereunder and file periodic reports and proxy statements with the SEC. The Bank will become a wholly owned subsidiary of the Holding Company and will continue to carry on its business and activities as conducted immediately prior to the Conversion.

The stockholders of the Holding Company will be the former Minority Stockholders of the Mid-Tier Holding Company (including the former minority stockholders of Flatbush Bancorp) immediately prior to the Conversion, plus those persons who purchase shares of Holding Company Common Stock in the Offering. Nontransferable rights to subscribe for the Holding Company

LUSE GORMAN POMERENK & SCHICK

A PROFESSIONAL CORPORATION

Boards of Directors

Northfield Bancorp, MHC

Northfield Bancorp, Inc. (Federal)

Northfield Bancorp, Inc. (Delaware)

Northfield Bank

September 18, 2012

Common Stock have been granted, in order of priority, to Eligible Account Holders, the Bank’s tax-qualified employee plans (“Employee Plans”), Supplemental Eligible Account Holders and certain depositors of the Bank as of the Voting Record Date (“Other Members”). Subscription rights are nontransferable. The Holding Company will also offer shares of Holding Company Common Stock not subscribed for in the Subscription Offering, if any, for sale in a Community Offering or Syndicated Community Offering to certain members of the general public (with preferences given to natural persons and trusts of natural persons residing in the New Jersey counties of Bergen, Essex, Hudson, Hunterdon, Middlesex, Monmouth, Morris, Ocean, Passaic, Somerset, Sussex and Union, the New York Counties of Bronx, Kings, Nassau, New York, Putnam, Queens, Richmond, Rockland, Suffolk and Westchester, and Pike County, Pennsylvania.

POTENTIAL STEP TRANSACTION

This firm has also delivered a tax-opinion to the Mid-Tier Holding Company in connection with the mergers of the Flatbush entities with the Northfield entities to the effect that such mergers would be considered tax-free reorganizations with the meaning of Section 368(a) of the Code. In connection with the opinion on the earlier mergers, however, we noted that the merger of the Mutual Holding Company with and into the Mid-Tier Holding Company in the Conversion could cause the earlier merger of Flatbush MHC with and into the Mutual Holding Company to fail one of the tests that generally must be met in a tax-free reorganization. The “continuity of business enterprise” test, as set forth in Treasury Regulation Section 1.368-1(d), requires that following a tax-free reorganization the acquiring corporation must either continue the target corporation’s historic business or use a significant portion of the target’s historic business assets in a business. In the second-step conversion, the Mutual Holding Company will merge with and into the Mid-Tier Holding Company and the Mid-Tier Holding Company would assume all of its assets and liabilities, including those acquired from Flatbush MHC. Certain post-reorganization transfers to a subsidiary or subsidiaries are permitted under Treasury Regulations Section 1.368-2(k) and will not cause a tax-free reorganization to be disqualified or re-characterized, but only if the requirements of Treasury Regulation Section 1.368-1(d) are satisfied and the post-reorganization transfer of stock and/or assets are to other corporations that are members of a “qualified group” (as defined in the Treasury Regulations). In addition, under Treasury Regulation Section 1.368-2(k)(i)(C), the transferring corporation (e.g., the Mutual Holding Company) is required not to terminate its corporate existence in connection with the transfer. In order to constitute a qualified group, the Mutual Holding Company would have to own 80% or more of the Mid-Tier Holding Company. Because the Mutual Holding Company owns a majority of the shares of the Mid-Tier Holding Company but does not own 80% of the Mid-Tier Holding Company and further because the Mutual Holding Company’s corporate existence would be terminated in the Conversion, it would not satisfy the regulatory requirements under Treasury Regulation Section 1.368-2(k).

LUSE GORMAN POMERENK & SCHICK

A PROFESSIONAL CORPORATION

Boards of Directors

Northfield Bancorp, MHC

Northfield Bancorp, Inc. (Federal)

Northfield Bancorp, Inc. (Delaware)

Northfield Bank

September 18, 2012

If these requirements are not satisfied, the regulations indicate that the “step transaction doctrine” may be implicated to change the character, for tax purposes, of the merger of Flatbush MHC with and into the Mutual Holding Company by considering such merger and the merger of the Mutual Holding Company and the Mid-Tier Holding Company in the Conversion as part of one integrated transaction.

The step transaction doctrine is a judicial doctrine which is utilized to step together two separate transactions and consider them part of one integrated transaction for tax purposes. If implicated, it can change the character of the overall transaction. It is possible that the Internal Revenue Service could conclude that the judicial “step transaction doctrine” would apply to cause the acquisition of Flatbush MHC by the Mutual Holding Company and the Conversion of the Mutual Holding Company into the Holding Company, a fully-converted stock holding company, to be considered a part of one integrated plan for tax purposes. If the Internal Revenue Service were to take this position, the Internal Revenue Service may not respect the independent characterization, for tax purposes, of the two transactions and may ascribe a potentially different tax effect to the combined transaction. We believe that the acquisition of Flatbush MHC by the Mutual Holding Company and the merger of the Mutual Holding Company with the Mid-Tier Holding Company should not be stepped together and considered integrated parts of a single transaction for tax purposes because each of the acquisition of the Flatbush entities and the Conversion and Offering have independent economic significance, neither is dependent on or conditioned on the other in order to be consummated, and the Conversion of the Mutual Holding Company was approved by the Board of Trustees of the Mutual Holding Company almost three months following the execution of the Merger Agreement among the Flatbush entities and the Northfield entities.

If the Internal Revenue Service took the position that the Flatbush merger should be considered an integrated part of a single transaction with the Conversion of the Mutual Holding Company into the Holding Company, we believe that it is more likely than not to conclude that the substance of the transaction is the merger of Flatbush MHC and the Mutual Holding Company with and into the Holding Company in a tax-free transaction under Section 368(a)(1)(A) of the Internal Revenue Code.

LUSE GORMAN POMERENK & SCHICK

A PROFESSIONAL CORPORATION

Boards of Directors

Northfield Bancorp, MHC

Northfield Bancorp, Inc. (Federal)

Northfield Bancorp, Inc. (Delaware)

Northfield Bank

September 18, 2012

OPINIONS

Based on the foregoing description of the Conversion, including the MHC Merger and the Mid-Tier Merger, and subject to the qualifications and limitations set forth in this letter, we are of the opinion that:

1. The MHC Merger will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code. It is more likely than not that this will be the case even if the merger of Flatbush MHC with the Mutual Holding Company were stepped together with the MHC Merger and considered part of one integrated transaction. (Section 368(a)(l)(A) of the Code.)

2. The constructive exchange of the Eligible Account Holders and Supplemental Eligible Account Holders ownership interests (e.g., liquidation and voting rights) in the Mutual Holding Company for liquidation interests in the Mid-Tier Holding Company in the MHC Merger will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Income Tax Regulations. (cf. Rev. Rul. 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54.)

3. No gain or loss will be recognized by the Mutual Holding Company on the transfer of its assets to the Mid-Tier Holding Company and the Mid-Tier Holding Company’s assumption of its liabilities, if any, in constructive exchange for liquidation interests in the Mid-Tier Holding Company or on the constructive distribution of such liquidation interests to members of the Mutual Holding Company. (Section 361(a), 361(c) and 357(a) of the Code.)

4. No gain or loss will be recognized by the Mid-Tier Holding Company upon the receipt of the assets of the Mutual Holding Company in the MHC Merger in exchange for the constructive transfer to the members of the Mutual Holding Company of the liquidation interests in the Mid-Tier Holding Company. (Section 1032(a) of the Code.)

5. Persons who have ownership interests in the Mutual Holding Company will recognize no gain or loss upon the constructive receipt of liquidation interests in the Mid-Tier Holding Company in exchange for their ownership interests in the Mutual Holding Company. (Section 354(a) of the Code.)

6. The basis of the assets of Mutual Holding Company (other than stock in the Mid-Tier Holding Company) to be received by the Mid-Tier Holding Company will be the same as the basis of such assets in the Mutual Holding Company immediately prior to the transfer. (Section 362(b) of the Code.)

LUSE GORMAN POMERENK & SCHICK

A PROFESSIONAL CORPORATION

Boards of Directors

Northfield Bancorp, MHC

Northfield Bancorp, Inc. (Federal)

Northfield Bancorp, Inc. (Delaware)

Northfield Bank

September 18, 2012

7. The holding period of the assets of the Mutual Holding Company transferred to the Mid-Tier Holding Company will include the holding period of those assets in Mutual Holding Company. (Section 1223(2) of the Code.)

8. The Mid-Tier Merger will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code and therefore will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Code. (Section 368(a)(1)(F) of the Code.)

9. The Mid-Tier Holding Company will not recognize any gain or loss on the transfer of its assets to the Holding Company and the Holding Company’s assumption of its liabilities in exchange for shares of Holding Company Common Stock or the distribution of such stock to Minority Stockholders and distribution of interests in the Liquidation Account to the Eligible Account Holders and Supplemental Eligible Account Holders. (Sections 361(a), 361(c) and 357(a) of the Code.)

10. No gain or loss will be recognized by the Holding Company upon the receipt of the assets of Mid-Tier Holding Company in the Mid-Tier Merger. (Section 1032(a) of the Code.)

11. The basis of the assets of the Mid-Tier Holding Company to be received by the Holding Company will be the same as the basis of such assets in the Mid-Tier Holding Company immediately prior to the transfer. (Section 362(b) of the Code.)

12. The holding period of the assets of Mid-Tier Holding Company to be received by the Holding Company will include the holding period of those assets in the Mid-Tier Holding Company immediately prior to the transfer. (Section 1223(2) of the Code.)

13. Mid-Tier Holding Company shareholders will not recognize any gain or loss upon their exchange of Mid-Tier Holding Company common stock for Holding Company Common Stock. (Section 354 of the Code.)

14. Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon their exchange of their liquidation interests in Mid-Tier Holding Company which they constructively received for interests in the Liquidation Account in the Holding Company. (Section 354 of the Code.)

15. The exchange of the Eligible Account Holders and Supplemental Eligible Account Holders liquidation interests in the Mid-Tier Holding Company which they constructively received in the MHC Merger for interests in a Liquidation Account established in the Holding Company will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Income Tax Regulations. (cf. Rev. Rul. 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54.)

LUSE GORMAN POMERENK & SCHICK

A PROFESSIONAL CORPORATION

Boards of Directors

Northfield Bancorp, MHC

Northfield Bancorp, Inc. (Federal)

Northfield Bancorp, Inc. (Delaware)

Northfield Bank

September 18, 2012

16. The payment of cash to the Minority Stockholders in lieu of fractional shares of Holding Company Common Stock will be treated as though the fractional shares were distributed as part of the Mid-Tier Merger and then redeemed by Holding Company. The cash payments will be treated as distributions in full payment for the fractional shares deemed redeemed under Section 302(a) of the Code, with the result that such shareholders will have short-term or long-term capital gain or loss to the extent that the cash they receive differs from the basis allocable to such fractional shares. (Rev. Rul. 66-365, 1966-2 C.B. 116 and Rev. Proc. 77-41, 1977-2 C.B. 574.)

17. It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Holding Company Common Stock is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders and Other Voting Members upon distribution to them of nontransferable subscription rights to purchase shares of Holding Company Common Stock. (Section 356(a) of the Code.) Eligible Account Holders, Supplemental Eligible Account Holders and Other Voting Members will not realize any taxable income as a result of their exercise of the nontransferable subscriptions rights. (Rev. Rul. 56-572, 1956-2 C.B. 182.)

18. It is more likely than not that the fair market value of the benefit provided by the Bank Liquidation Account supporting the payment of the Liquidation Account in the event the Holding Company lacks sufficient net assets is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the constructive distribution to them of such rights in the Bank Liquidation Account as of the effective date of the Mid-Tier Merger. (Section 356(a) of the Code.)

19. Each shareholder’s aggregate basis in his or her Holding Company Common Stock received in the exchange will be the same as the aggregate basis of the Mid-Tier Holding Company common stock surrendered in exchange therefore. (Section 358(a) of the Code.)

20. Because it is more likely than not that the subscription rights have no value, it is more likely than not that the basis of the Holding Company Common Stock purchased in the Offering by the exercise of the nontransferable subscription rights will be the purchase price thereof. (Section 1012 of the Code.)

21. Each shareholder’s holding period in his or her Holding Company Common Stock received in the exchange will include the period during which the Mid-Tier Holding Company common stock surrendered was held, provided that the common stock surrendered is a capital asset in the hands of the shareholder on the date of the exchange. (Section 1223(1) of the Code.)

LUSE GORMAN POMERENK & SCHICK

A PROFESSIONAL CORPORATION

Boards of Directors

Northfield Bancorp, MHC

Northfield Bancorp, Inc. (Federal)

Northfield Bancorp, Inc. (Delaware)

Northfield Bank

September 18, 2012

22. The holding period of the Holding Company Common Stock purchased pursuant to the exercise of subscriptions rights will commence on the date on which the right to acquire such stock was exercised. (Section 1223(5) of the Code.)

23. No gain or loss will be recognized by the Holding Company on the receipt of money in exchange for Holding Company Common Stock sold in the Offering. (Section 1032 of the Code.)

Our opinion under paragraph 20 above is predicated on the representation that no person shall receive any payment, whether in money or property, in lieu of the issuance of subscription rights. Our opinions under paragraphs 17, 19 and 20 are based on the position that the subscription rights to purchase shares of Holding Company Common Stock received by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members have a fair market value of zero. We understand that the subscription rights will be granted at no cost to the recipients, will be legally nontransferable and of short duration, and will provide the recipient with the right only to purchase shares of Holding Company Common Stock at the same price to be paid by members of the general public in any Community Offering or Syndicated Community Offering. We also note that the IRS has not in the past concluded that subscription rights have value. In addition, we are relying on a letter from RP Financial, LC. to you stating its belief that subscription rights do not have any economic value at the time of distribution or at the time the rights are exercised in the Subscription Offering. Based on the foregoing, we believe it is more likely than not that the nontransferable subscription rights to purchase Holding Company Common Stock have no value.

If the subscription rights are subsequently found to have an economic value, income may be recognized by various recipients of the subscription rights (in certain cases, whether or not the rights are exercised) and the Holding Company and/or the Bank may be taxable on the distribution of the subscription rights.

Our opinion under paragraph 18 above is based on the position that the benefit provided by the Bank Liquidation Account supporting the payment of the Liquidation Account in the event the Holding Company lacks sufficient net assets has a fair market value of zero. We understand that: (i) no holder of an interest in a liquidation account has ever received payment attributable to such interest in a liquidation account; (ii) the interests in the Liquidation Account and Bank Liquidation Account are not transferable; (iii) the amounts due under the Liquidation Account with respect to each Eligible Account Holder and Supplemental

LUSE GORMAN POMERENK & SCHICK

A PROFESSIONAL CORPORATION

Boards of Directors

Northfield Bancorp, MHC

Northfield Bancorp, Inc. (Federal)

Northfield Bancorp, Inc. (Delaware)

Northfield Bank

September 18, 2012

Eligible Account Holder will be reduced as their deposits in the Bank are reduced as described in the Plan; and (iv) the Bank Liquidation Account payment obligation arises only if the Holding Company lacks sufficient net assets to fund the Liquidation Account. We also note that the U.S. Supreme Court in Paulsen v. Commissioner, 469 U.S. 131 (1985) stated the following:

The right to participate in the net proceeds of a solvent liquidation is also not a significant part of the value of the shares. Referring to the possibility of a solvent liquidation of a mutual savings association, this Court observed: “It stretches the imagination very far to attribute any real value to such a remote contingency, and when coupled with the fact that it represents nothing which the depositor can readily transfer, any theoretical value reduces almost to the vanishing point.” Society for the Savings v. Bowers, 349 U.S. 143, 150 (1955).

In addition, we are relying on a letter from RP Financial, LC. to you stating its belief that the benefit provided by the Bank Liquidation Account supporting the payment of the Liquidation Account in the event the Holding Company lacks sufficient net assets does not have any economic value at the time of the Conversion. Based on the foregoing, we believe it is more likely than not that such rights in the Bank Liquidation Account have no value.

If such rights in the Bank Liquidation Account are subsequently found to have an economic value, income may be recognized by each Eligible Account Holder and Supplemental Eligible Account Holder in the amount of the fair market value as of their interest in the Bank Liquidation Account the effective date of the Conversion.

CONSENT

We hereby consent to the filing of the opinion as an exhibit to the Mutual Holding Company’s Application for Conversion filed with the FRB and to the Holding Company’s Registration Statement on Form S-1 as filed with the SEC. We also consent to the references to our firm in the Prospectus contained in the Application for Conversion and Form S-1 under the captions “The Conversion and Offering-Material Income Tax Consequences” and “Legal Matters.”

Very truly yours,

/s/ Luse Gorman Pomerenk & Schick
Luse Gorman Pomerenk & Schick P.C.